  Exhibit 99.1

Biodel Regains Compliance with NASDAQ Minimum Bid Price Listing Requirement

DANBURY, Conn., June 27, 2012 -- Biodel Inc. (Nasdaq: BIOD) announced today that it has received notice from the NASDAQ Stock Market that the Company has regained compliance with The NASDAQ Stock Market Listing Rules that require maintenance of a minimum $1.00 bid price.  As a result, the Company's common stock will continue to be listed and trade on The NASDAQ Capital Stock Market.

On November 8, 2011, NASDAQ notified the Company that its common stock did not maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by The NASDAQ Stock Market Listing Rules.  Since then, NASDAQ has determined that the Company’s common stock has been at $1.00 per share or greater for 10 consecutive business days, from June 12, 2012 to June 25, 2012.  Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients.  We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning Biodel's expectations related to the closing of the private placement.  Forward-looking statements represent our management's judgment regarding future events.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability to advance a proprietary insulin formulation into a Phase 2 clinical trial in a timely manner; our ability to

  Exhibit 99.1

conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended March 31, 2012.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

Contact: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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